Exhibit 10.6

CLIENT LICENSE AGREEMENT AMENDMENT

Re: License Agreement, dated as of 04/25/2011, by and between Immuno Cellular Therapeutics, as Client and Regent Business Centers Woodland Hills, LLC, as Licensor.

The above referenced Agreement is hereby amended subject to the following modifications or revisions:

1.	The term set forth in the Agreement is hereby extended. The renewal term will commence on 07/01/2011 and will expire on 06/30/2012.

2.	The Fixed Monthly Office Fee for the Office #3093/94/95 shall be $3,493.00 subject to any modifications and/or revisions, which may be agreed to by both Regent and Client.

3.	The contents of the Office as set forth in the License Agreement are changed. The fee for three Basic Service Packages shall be $545.00 per month. The fee for the four internet connect shall be $100.00 per month.

4.	Refundable Retainer in the amount of $200.00 is required.

All capitalized terms used in this Agreement shall have the same meaning as set forth in and defined in the License Agreement.

Except as set forth herein, all other terms and conditions of the License Agreement shall remain in full force and effect.

Agreed to:

Dated: June 14, 2011

Immuno Cellular Therapeutics

By:	/s/ Manish Singh

Name:	Manish Singh

Regent Business Centers Woodland Hills, LLC.

By:	/s/ Kristin Miller

Name:	Kristin Miller, General Manager